UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 3, 2021
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

 708 Quince Orchard Road, Suite 220
Gaithersburg, MD 20878
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, Evan Jones, a director of OpGen, Inc. (the “Company”) since 2010, notified the Chairman of the Board of Directors of the Company that, for personal reasons, he would not stand for re-election at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”). Mr. Jones’ resignation was not the result of any disagreement with the Company or its management with respect to any matter relating to the Company's operations, policies or practices.

Item 8.01 Other Events.

Annual Meeting of Stockholders

On March 3, 2021, the Company announced that its Board of Directors (the “Board”) has established June 9, 2021 as the date for the 2021 Annual Meeting, to be held at the Company’s new headquarters at 9717 Key West Avenue, Suite 100, Rockville, MD, 20850. The Board also established the close of business on April 15, 2021 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The time and attendance instructions of the Annual Meeting will be set forth in the Company’s proxy statement for the Annual Meeting, to be electronically filed prior to the Annual Meeting with the U.S. Securities and Exchange Commission (“SEC”).

Stockholder Proposals and Director Nominations

Because the date of the 2021 Annual Meeting represents a change of more than 30 days from the anniversary date of the Company’s 2020 Annual Meeting of Shareholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is giving notice of this change and is updating the applicable deadlines for the submission of stockholder proposals for the 2021 Annual Meeting. Stockholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting pursuant to Rule 14a-8 must ensure that their proposal is received by the Secretary of the Company at 708 Quince Orchard Road, Suite 220, Gaithersburg, MD 20878, by the close of business on April 1, 2021, which the Company has determined to be a reasonable time before it expects to begin making its proxy materials available. Rule 14a-8 proponents and the proposals they submit must also comply with the requirements of Rule 14a-8 and other applicable laws in order to be eligible for inclusion in the Company’s proxy materials for the 2021 Annual Meeting. The April 1, 2021 deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c) under the Exchange Act.

In addition, in accordance with the requirements contained in Amended and Restated Bylaws of the Company (the “Bylaws”), stockholders who wish to nominate a person for election as a director or bring other business that is a proper subject for stockholder action before the 2021 Annual Meeting outside of Rule 14a-8 must ensure that written notice (including all of the information specified in the Bylaws) of such nomination or other proposal is received by the Secretary of the Company at the address specified above no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, or March 18, 2021. Any such nomination or other proposal must meet the requirements set forth in the Bylaws in order to be brought before the 2021 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 8, 2021	OpGen, Inc.

	By:	/s/ Timothy C. Dec
		Name:	Timothy C. Dec
		Title:	Chief Financial Officer